EXHIBIT 99

PRESS RELEASE

General Electric Company Announces Any and All Cash Tender Offer for Certain Hybrid Securities

FAIRFIELD, Connecticut – January 26, 2016 – General Electric Company (“GE” or the “Offeror”) today announced that it has commenced cash tender offers to purchase any and all of the securities set forth in the table below (each an “Offer,” and collectively, the “Tender Offer”).

Issuer(1)	Security(2)	Par Call Date(3)	CUSIP Number	ISIN	Aggregate Principal / Liquidation Amount Outstanding(4)	Consideration(5)
General Electric Company	5.500% Fixed to Floating Rate EUR Subordinated Debentures due 2067	September 15, 2017	—	XS0319639232 / XS0319639745	€879,560,000	€1,072.50
GE Capital Trust II	5.500% Fixed to Floating Rate EUR Trust Securities due 2067	September 15, 2017	—	XS0491211644 / XS0492535835	€620,440,000	€1,072.50
General Electric Company	6.500% Fixed to Floating Rate GBP Subordinated Debentures due 2067	September 15, 2017	—	XS0319640834 / XS0319641725	£512,525,000	£1,065.00
GE Capital Trust III	6.500% Fixed to Floating Rate GBP Trust Securities due 2067	September 15, 2017	—	XS0491211990 / XS0492544746	£87,475,000	£1,065.00
General Electric Company	6.375% Fixed to Floating Rate USD Subordinated Debentures due 2067	November 15, 2017	36962G3M4	US36962G3M40	$1,686,928,000	$1,078.75
GE Capital Trust I	6.375% Fixed to Floating Rate USD Trust Securities due 2067	November 15, 2017	36830GAA2	US36830GAA22	$813,072,000	$1,078.75

(1)	On December 3, 2015, GE completed the previously announced realignment and reorganization (the “Reorganization”) of the businesses of General Electric Capital Corporation (“GECC”). The Reorganization was effected as part of GE’s plan announced on April 10, 2015 to reduce the size of its financial services businesses through the sale of most of GECC’s assets and to focus on continued investment and growth in GE’s industrial businesses (the “GE Capital Exit Plan”). As part of the Reorganization, effective December 2, 2015, GECC merged with and into GE (the “Merger”) to assure compliance with debt covenants as GECC exits the assets planned for disposition. Upon the Merger, the obligations of GECC under its outstanding obligations, including as issuer of each series of subordinated debentures (the “Subordinated Debentures”) and as sponsor of each of the capital trusts (the “GE Capital Trusts”) set forth in the table above, were assumed by GE.

(2)	Each series of Subordinated Debentures has a corresponding series of trust securities (the “Trust Securities” and together with the Subordinated Debentures, the “Securities”) issued by a GE Capital Trust in which a portion of such Subordinated Debentures and no other assets are held.

(3)	Each series of Securities is subject to redemption on and after the date specified in the table above at a redemption price equal to 100% of the principal or liquidation amount, as applicable, plus accrued interest thereon.

(4)	The aggregate principal amount listed for each series of Subordinated Debentures in the table above excludes the portion held in a GE Capital Trust, which are allocated for purposes of this table to the aggregate liquidation amount of the applicable series of Trust Securities.

(5)	Per €1,000, £1,000 or $1,000 principal or liquidation amount, as applicable, of Securities purchased pursuant to the Tender Offer.

Overview of the Tender Offer

The Tender Offer is made pursuant to the terms and subject to the conditions set forth in the Offer to Purchase dated today (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related notice of guaranteed delivery (as it may be amended or supplemented from time to time, the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Offer Documents”).

The purchase price offered for each €1,000, £1,000 or $1,000 principal or liquidation amount, as applicable, of Securities purchased pursuant to the Tender Offer is set forth in the table above (the “Consideration”).  Holders whose Securities are purchased pursuant to the Tender Offer will also be paid an amount equal to the accrued and unpaid interest thereon (or accrued and unpaid distributions, in the case of Trust Securities) from the applicable last interest payment date (or applicable last distribution payment date, in the case of Trust Securities) up to, but not including, the date (the “Settlement Date”) on which payment is made for Securities that have been validly tendered (and not validly withdrawn) without reliance upon the guaranteed delivery procedures and that have been accepted for payment (the “Accrued Interest”).  Interest will cease to accrue on the Settlement Date for all Securities accepted in any Offer, including those tendered through the guaranteed delivery procedures.

The Tender Offer will expire at 5:00 p.m., New York City Time, on February 2, 2016 unless extended by the Offeror (such time and date, as the same may be extended, the “Expiration Time”).  Holders of Securities must validly tender and not validly withdraw their Securities prior to the Expiration Time to be eligible to receive the Consideration.  Tendered Securities may be withdrawn prior to the currently scheduled Expiration Time.

If you hold Securities through a broker, dealer, custodian bank, depositary, trust company or other nominee, you should keep in mind that this entity may require you to take action with respect to an Offer a number of days before the Expiration Time in order for such entity to tender Securities on your behalf prior to the Expiration Time.

The Offeror’s obligation to pay the Consideration plus Accrued Interest is conditioned, among other things, on the satisfaction or waiver of certain conditions set forth in the Offer Documents.  No Offer is conditioned on any minimum amount of Securities being tendered or on the consummation of any other Offer, and each Offer may be amended, extended or terminated separately.

The purpose of the Tender Offer is to retire a portion of certain of the Offeror’s outstanding debt securities and reduce cash interest expense in conjunction with the GE Capital Exit Plan.  Any Securities that are purchased in the Tender Offer will be retired and canceled.

The Offeror has retained J.P. Morgan Securities LLC and J.P. Morgan Securities plc (collectively, “J.P. Morgan”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch International (collectively, “BofA Merrill Lynch”) as the dealer managers (collectively, the “Dealer Managers”) for the Tender Offer.  J.P. Morgan may be contacted at +1 (866) 834-4666 (toll free) / +44 (0) 207 134 2468 (toll) or +1 (212) 834-3424 (collect); and BofA Merrill Lynch may be contacted at (888) 292-0070 (toll free) / +44 (0) 20 7996 5698 (toll) or (980) 388-4813 (collect).

The Offeror has also retained D.F. King & Co., Inc. and Lucid Issuer Services Limited to serve as the Tender Agents and Information Agents for the Tender Offer.

Questions and requests for assistance relating to the procedures for tendering Securities or for additional copies of the Offer Documents may be directed to the applicable Information Agent at its address and telephone number set forth on the back cover of the Offer to Purchase.  You may also contact your broker, dealer, custodian bank, depositary, trust company or other nominee for assistance concerning the Tender Offer.  Any questions concerning the terms and conditions of the Tender Offer should be directed to the Dealer Managers at the telephone numbers listed on the back cover of the Offer to Purchase.

Copies of the Offer Documents are also available at the following web address: www.dfking.com/ge.

None of the Offeror, the Dealer Managers, the Tender Agents or the Information Agents is making any recommendation as to whether Holders should tender Securities in response to the Tender Offer.

This communication does not constitute an offer to purchase or a solicitation of an offer to sell Securities in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws or otherwise.  This communication does not constitute an offer to sell any securities or the solicitation of an offer to buy any securities (other than the Securities set forth in the table above).

The distribution of this communication and the Offer to Purchase in certain jurisdictions may be restricted by law.  Persons into whose possession this communication and/or the Offer to Purchase comes are required by each of the Offeror, the Dealer Managers and the Tender Agents to inform themselves about, and to observe, any such restrictions.

Forward-Looking Statements

This communication contains “forward-looking statements”—that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the Tender Offer. Uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include the failure to consummate any of these transactions or to make or take any filing or other action required to consummate any such transaction on a timely matter or at all. These or other uncertainties may cause our actual future results to be materially different from those expressed in our forward-looking statements.

Investor Contact:
Matt Cribbins, 203.373.2424

matthewg.cribbins@ge.com

Media Contact:
Seth Martin, 203.572.3567

seth.martin@ge.com